UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN	46204
(Address of principal executive offices)	(Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 12, 2012, Kite Realty Group Trust (the “Company”), as the sole general partner of Kite Realty Group, L.P., the Company’s operating partnership (the “Operating Partnership”), executed Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. (the “Amendment”).  The Amendment designated and authorized the issue of up to an additional 1,190,000 of the Operating Partnership’s 8.250% Series A Preferred Partnership Units, with a liquidation preference of $25.00 per Series A Preferred Partnership Unit (the “Series A Preferred Units”), to the Company as the general partner of the Operating Partnership.  The Series A Preferred Units have economic terms that are substantially similar to the Company’s 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares (liquidation preference $25.00 per share, par value $0.01 per share) (the “Series A Preferred Shares”).  As disclosed in the Company’s Current Report on Form 8-K filed on March 9, 2012, the Company and the Operating Partnership entered into an underwriting agreement on March 7, 2012 with Wells Fargo Securities, LLC, as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to offer and sell 1,200,000 Series A Preferred Shares in an underwritten public offering (the “Series A Preferred Share Offering”) and pursuant to which the Company granted to the Underwriters a 30-day option to purchase up to an additional 180,000 Series A Preferred Shares.

The additional Series A Preferred Units will rank, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the Operating Partnership, senior to the common units of limited partnership interest of the Company, on parity with any other partnership units of the Operating Partnership the terms of which place them on parity with the Series A Preferred Units, and junior to all partnership units of the Operating Partnership the terms of which specifically provide that such partnership units rank senior to the Series A Preferred Units.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.  The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2012, the Company filed Articles Supplementary with the Maryland State Department of Assessments and Taxation classifying and designating an additional 1,190,000 shares of the Company’s authorized but unissued preferred shares as Series A Preferred Shares.  The Articles Supplementary became effective on March 12, 2012. As set forth in the Articles Supplementary, the additional Series A Preferred Shares have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as the 2,800,000 Series A Preferred Shares initially issued by the Company in an underwritten public offering in December 2010.  A copy of the Articles Supplementary establishing the additional Series A Preferred Shares is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles Supplementary establishing additional shares of Kite Realty Group Trust’s

8.250% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share

10.1	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

March 12, 2012	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1

Articles Supplementary establishing additional shares of Kite Realty Group Trust’s 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share

10.1	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P.